UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2016 (January 29, 2016)

Trimble Navigation Limited
(Exact name of registrant as specified in its charter)

California	001-14845	94-2802192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

935 Stewart Drive, Sunnyvale, California, 94085
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 481-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, Trimble Navigation Limited (the “Company”) has appointed Robert Painter as the Company’s Chief Financial Officer, effective February 1, 2016 (the “Effective Date”). The full text of the offer letter detailing the terms of Mr. Painter’s employment arrangement (the “Offer Letter”) is attached as Exhibit 10.1 and is incorporated by reference herein.

In connection with his appointment, Mr. Painter will receive an annual base salary of approximately $375,000 and will be eligible to participate in Trimble’s Management Incentive Plan with an annual target bonus at 80% of base salary.  Mr. Painter was granted 30,000 promotional restricted stock units on February 1, 2016, to vest over a three-year period with 33% vesting on the first anniversary of the grant date, 33% vesting on the second anniversary of the grant date, and 34% vesting on the third anniversary of the grant date. In addition, the Company also granted Mr. Painter promotional options to purchase 45,000 shares of common stock of the Company. These promotional options will vest over a four year period, with 50% vesting after the second anniversary of the grant date and 1/48th vesting each month thereafter. Mr. Painter will be eligible for the Trimble Executive Non-qualified Deferred Compensation Plan. Mr. Painter will also be eligible to participate in the Company’s medical, dental, life, short and long-term disability insurance, tuition reimbursement, 401k plan and all Company-paid holidays. In the event of a change of control of the Company, Mr. Painter will receive payment of one year’s base salary and bonus (based on the greater of a three year bonus average or the target bonus) upon constructive termination of employment in connection with a change of control. The Company has also agreed to accelerate the vesting of all stock option awards and restricted stock units upon the occurrence of both a change of control and a termination of employment. In addition, either the Company or Mr. Painter may terminate the employment relationship at any time, with or without cause. If during Mr. Painter’s first year of employment, he is terminated by the Company for any reason other than cause or he terminates his employment for good reason, the Company will provide (i) one year’s base, target bonus and annual Cobra cost upon termination of employment and (ii) acceleration of 50% of the promotional restricted stock unit awards and promotional options described above.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Offer Letter to Robert Painter, dated January 29, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMBLE NAVIGATION LIMITED
a California corporation

Dated: February 1, 2016	By:	/s/ James A. Kirkland
James A. Kirkland
Vice President and General Counsel

Exhibit Index

Exhibit Number	Description

10.1	Offer Letter to Robert Painter, dated January 29, 2016.